                                 EXHIBIT 23.1
                                 ------------

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Video City, Inc.
Torrance, California

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 14, 1999, relating to the consolidated financial statements of Video City, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 1999.

     We also consent to the reference to us in Item 5 of Part II of this Registration Statement.

                                   /s/ BDO SEIDMAN, LLP

                                   BDO SEIDMAN, LLP


Los Angeles, California
August 12, 1999